Exhibit 99.1

HOF Village, LLC Announces Agreement to Acquire Professional Fantasy Football League

CANTON, Ohio, June 12, 2020 -- HOF Village, LLC (“HOFV” or the “Company”), the owner of the multi-use sports, entertainment and media destination centered around the Johnson Controls Hall of Fame Village’s campus in Canton, Ohio, today announced that it is acquiring a majority interest in the assets of The Crown League, a development stage fantasy football league. Subsequent to closing, the Crown League will rebrand under the HOFV umbrella.

Supported by existing technology, the to-be-named league expects to leverage the Company’s brand and access to intellectual property to enter the high-growth vertical of the fantasy sports market in a unique way. The fantasy football league, once operational, may also fuel the development of on property programming at the Johnson Controls Hall of Fame Village, including fantasy football days in Tom Benson Hall of Fame stadium.

Once completed, the acquisition is expected to enable the Company to activate and accelerate a key brand extension in its long-term strategic plan and offer a premium fantasy football experience to consumers and sports fans everywhere. Following the acquisition, HOFV expects that its new fantasy sports platform will feature access to many of the best football players of all time, who could potentially become part of the leadership of each team and participate as both managers and coaches. Fans will be able to utilize the innovative technology to gain insight into their team management and immerse themselves in a community-based fantasy league. Closing is expected to occur in conjunction with closing under the merger agreement between HOFV and Gordon Pointe Acquisition Corp., as described below.

“We believe that combining The Crown League’s innovative platform and engaged user base with the branding power of HOFV’s intellectual property presents a thrilling opportunity to launch our fantasy sports offering,” said Michael Crawford, Chief Executive Officer of HOFV. “Our unique ability to incorporate never-before-seen content is expected to enable our platform to meaningfully enhance the fantasy football experience, and we hope to continue to expand our fantasy football offering with other gaming platforms in the future. This acquisition will position HOFV to continue to capitalize on the immense popularity of professional football by providing an exciting and innovative fantasy sports and gaming experience to fans around the world.”

On September 16, 2019, HOFV entered into a definitive business combination agreement with Gordon Pointe Acquisition Corp. (NASDAQ: GPAQ, GPAQU, GPAQW). Upon the closing of the transaction, the combined company will change its name to Hall of Fame Resort & Entertainment Company and trade on the NASDAQ stock exchange under the ticker symbol “HOFV.”

About HOF Village, LLC

Johnson Controls Hall of Fame Village, a development of HOF Village, LLC, is a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus in Canton, Ohio. The Hall of Fame Village provides a themed sports, entertainment and media venue to capitalize on the popularity and fandom associated with professional football and its legendary players. HOF Village, LLC was founded by the Pro Football Hall of Fame through its wholly owned, for profit subsidiary Hall of Fame Village, Inc. and Industrial Realty Group, LLC. HOF Village, LLC has entered into an Agreement and Plan of Merger, dated as of September 16, 2019, pursuant to which HOFV Village Newco, LLC, a subsidiary of HOFV that will hold all of HOFV’s operations, will be merged with and into a wholly-owned subsidiary of Gordon Pointe Acquisition Corp. (NASDAQ: GPAQ, GPAQU, GPAQW), a publicly traded special purpose acquisition company.

About The Crown League

The Crown League is a development stage platform expected to be the first community-based, national professional fantasy football league. Combining key elements of fantasy sports, esports, and traditional pro sports, The Crown League is intended to create real community, a new form of gaming and an innovative sports experience for the average fan. For more information visit www.thecrownleague.com.

About Gordon Pointe Acquisition Corp.

GPAQ is a special purpose acquisition company formed by Mr. James Dolan. GPAQ raised $125 million in its initial public offering in January of 2018. Additional information can be found at www.gordonpointe.com.

For Information, Contact:

HOF Village, LLC Media Inquiries

Anne Graffice
330-458-9176
Anne.Graffice@hofvillage.com

HOF Village, LLC or Gordon Pointe Investor Inquiries
Jacques Cornet, (646) 277-1285
Jacques.Cornet@icrinc.com
or
Will Swett, (646) 677-1818
Will.Swett@icrinc.com

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include the business plans, objectives, expectations and intentions of HOFV and The Crown League and the estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities, relating to HOFV and The Crown League. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. The following risks and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: The Crown League’s ability to commence commercial operations remains dependent upon the influx of additional capital needed to complete the development of its platform and finance the launch of its league and participant community; The Crown League’s ability to achieve its strategic targets remain uncertain as the business currently remains in the development stage; the ability of HOFV to recognize the anticipated benefits of the acquisition, which remains subject to uncertainty; the impact of COVID-19 on HOFV and The Crown League; the failure to achieve the assumptions underlying the business plan; changes in applicable laws or regulations; regulatory risks and limitations that may be experienced should the operations of the fantasy football league require licensure or regulation under state gaming laws; the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability, maintain relationships with customers and retain its key employees; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

Additional Information about the Transaction and Where to Find It

This communication is being made in respect of the proposed business combination between GPAQ and HOFV. In connection with the proposed business combination, GPAQ has filed with the SEC a proxy statement and GPAQ Acquisition Holdings, Inc. (“Holdings”) has filed a registration statement on Form S-4, as amended, which includes a definitive proxy statement/final prospectus, which definitive proxy statement has been mailed to stockholders of GPAQ as of the record date of June 1, 2020. Before making any voting or investment decision, shareholders of GPAQ are urged to carefully read the definitive proxy statement/final prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about GPAQ, Holdings, HOFV and the proposed business combination. Stockholders will also be able to obtain copies of the registration statement and proxy statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Gordon Pointe Acquisition Corp., 780 Fifth Avenue South, Naples, FL 34102.

Participants in the Solicitation

GPAQ, Holdings, HOFV, HOF Village Newco, LLC and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of GPAQ stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in GPAQ's directors and officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 10, 2020, and also in Holdings’ Post-Effective Amendment No. 3 to Registration Statement on Form S-4, as amended, which includes a definitive proxy statement/final prospectus of GPAQ, which became effective on June 2, 2020.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.